Exhibit 99.1

Contact:

Investors & Financial Media:

Mitch Gellman

(949) 260-8328

ir@simpletech.com

SimpleTech Expects to Exceed Prior Financial Guidance for the First Quarter of 2006

SimpleTech Management to Host Conference Call on May 15 Following Release of First Quarter 2006 Results

SANTA ANA, CALIF., April 20, 2006 — SimpleTech, Inc. (Nasdaq: STEC), a designer, developer, manufacturer and marketer of custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions, today announced preliminary financial results for the first quarter of 2006 ended March 31, 2006. Based on a preliminary review of first quarter results, SimpleTech expects to exceed both its previous revenue and diluted earnings per share guidance for the first quarter of 2006. In the previous guidance, originally provided on March 1, 2006, the company expected total revenue for the first quarter to range between $55 million and $60 million with approximately break even diluted earnings per share. The Company currently expects first quarter of 2006 net revenue of approximately $65 million to $66 million and diluted earnings per share of approximately two cents. The upward revision is due primarily to stronger than expected OEM Flash, OEM DRAM and Consumer external storage revenue in March.

SimpleTech will issue its results for the first quarter of 2006 and issue second quarter 2006 financial guidance following the close of the market on Monday, May 15, 2006. Company management will host a conference call and webcast with analysts, investors and other interested parties on the same day at 1:30 p.m. Pacific Time to discuss financial and operating results and related business matters. The call-in numbers for the conference are 1-800-781-

3662 (United States and Canada) and 1-706-643-7710 (International). The webcast of the conference call can be accessed by clicking on “Investors” at the bottom of the home page at www.simpletech.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, develops, manufactures and markets custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions. Headquartered in Santa Ana, California, the company specializes in developing high-density DRAM memory modules and high-speed, high-capacity solid-state Flash drives and memory cards used in sensitive and highly-volatile environments. The company offers a comprehensive product line, including Flash and DRAM-based memory solutions and external hard drive storage solutions used by consumers and original equipment manufacturers. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our preliminary revenue and diluted earnings per share results for the first quarter of 2006. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments, the cost of raw materials may fluctuate widely in the future, delays in the qualification process of our products with customers, slower than expected expansion of our international business, the impact of the implementation of new accounting rules related to the expensing of stock options, we may not realize the anticipated benefits of our recent acquisition of Memtech SSD, Corp., excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit, DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation, effects of seasonality, interruptions or delays at the semiconductor manufacturing facilities that supply products to us, higher than expected operating expenses, new and changing technologies limiting the applications of our products, our inability to become more competitive in new and existing markets, our backlog may not result in future revenue, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins, higher than anticipated product returns, inventory write-downs, price protection and rebate charges, and new customer and supplier relationships may not be implemented successfully. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.